EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Syndax Pharmaceuticals, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 8th day of February, 2017.

MPM BIOVENTURES IV-QP, L.P.		MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures IV GP LLC,	By:	MPM BioVentures IV GP LLC,
	its General Partner		in its capacity as the Managing Limited Partner

By:	MPM BioVentures IV LLC,	By:	MPM BioVentures IV LLC,
	its Managing Member		its Managing Member

By:	/s/ Luke Evnin	By:	/s/ Luke Evnin
	Name: Luke Evnin		Name: Luke Evnin
	Title: Member		Title: Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC		MPM BIOVENTURES IV STRATEGIC FUND, L.P.

By:	MPM BioVentures IV LLC	By:	MPM BioVentures IV GP LLC,
	its Manager		its General Partner

By:	/s/ Luke Evnin	By:	MPM BioVentures IV LLC,
	Name: Luke Evnin		its Managing Member
Title: Member

		By:	/s/ Luke Evnin
Name: Luke Evnin
Title: Member

MPM BIOVENTURES IV GP LLC		MPM BIOVENTURES IV LLC

By:	MPM BioVentures IV LLC,	By:	/s/ Luke Evnin
	its Managing Member	Name:	Luke Evnin
		Title:	Member

By:	/s/ Luke Evnin
Name:	Luke Evnin
Title:	Member

By:	/s/ Luke Evnin	By:	/s/ Ansbert Gadicke
	Name: Luke Evnin		Name: Ansbert Gadicke

By:	/s/ Todd Foley
Name: Todd Foley